QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on December 8, 2006

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

B&G FOODS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	13-3918742 (I.R.S. Employer Identification No.)

Four Gatehall Drive, Suite 110
Parsippany, NJ 07054
973.401.6500

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Scott E. Lerner
Executive Vice President, General Counsel and Secretary
Four Gatehall Drive, Suite 110
Parsippany, NJ 07054
973.401.6500
(Name, address including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Christopher G. Karras, Esq.
Glyndwr P. Lobo, Esq.
Dechert LLP
Cira Centre
2929 Arch Street
Philadelphia, PA 19104
215.994.4000

        Approximate date of commencement of proposed sale to the public:    From time to time after the effective date of this registration statement as determined by the registrant.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a registration statement filed pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

        If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)(2)(3)	Proposed Maximum Aggregate Offering Price(1)(2)(3)	Amount of Registration Fee

Enhanced Income Securities (EISs)(4)

Class A Common Stock, $0.01 par value per share

Class B Common Stock, $0.01 par value per share

Preferred Stock, $0.01 par value per share

Debt Securities(5)

Subsidiary Guarantees of Debt Securities(6)

Warrants

Units

TOTAL	$200,000,000	100%	$200,000,000	$21,400

(1)
This registration statement includes $200,000,000 of securities that may be issued by the registrant from time to time in indeterminate amounts and at indeterminate times. Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder. The securities registered hereunder also include such indeterminate number of EISs, shares of common stock and preferred stock, warrants or units of the registrant and such indeterminate amount of debt securities of the registrant as may be issued upon conversion or exchange of any debt securities or preferred stock that provide for conversion into or exchange for other securities. No separate consideration will be received for the EISs, shares of common stock, preferred stock, warrants or units or amount of debt securities issuable upon such conversion or exchange.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

(3)
Not required to be included as to each class in accordance with General Instruction II.D. of Form S-3 under the Securities Act.

(4)
Each EIS represents one share of Class A common stock and $7.15 principal amount of 12% Senior Subordinated Notes due 2016.

(5)
Debt securities may include the registrant's 12% Senior Subordinated Notes due 2016, 8% Senior Notes due 2011 and/or any other debt securities that may be issued by the registrant. If any debt securities are issued at an original issue discount, then such greater amount as may be sold for an aggregate initial offering price of up to the proposed maximum aggregate offering price.

(6)
Includes an indeterminate amount of subsidiary guarantees of the debt securities by the additional registrants named herein. No additional consideration will be received for the subsidiary guarantees, if any, of the debt securities. Pursuant to Rule 457(n) under the Securities Act, no additional filing fee is required in connection with the subsidiary guarantees of the debt securities.

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

B&G FOODS, INC.

Table of Additional Registrants

Exact Name of Registrant as Specified in its Charter	Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
BGH Holdings Inc.	Delaware	36-3867424
Bloch & Guggenheimer, Inc.	Delaware	36-1208070
Heritage Acquisition Corp.	Delaware	22-3640377
Maple Groves Farms of Vermont, Inc.	Vermont	03-0259252
Ortega Holdings Inc.	Delaware	90-0103279
Polaner, Inc.	Delaware	22-3210182
William Underwood Company	Massachusetts	04-1919830

        The address, including zip code, telephone number and area code, of the principal executive offices of the additional registrants listed above is: Four Gatehall Drive, Suite 110, Parsippany, NJ 07054; their telephone number at that address is 973.401.6500.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated December 8, 2006

PROSPECTUS

$200,000,000
Enhanced Income Securities (EISs)
Common Stock
Preferred Stock
Debt Securities
Warrants
Units

        We may offer and sell, from time to time in one or more offerings, any combination of enhanced income securities (EISs), common stock, preferred stock, debt securities, warrants or units having an aggregate initial offering price not exceeding $200,000,000. This prospectus also covers subsidiary guarantees, if any, of our payment obligations under any debt securities, which may be given by our subsidiaries, on terms to be determined at the time of the offering.

        We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplement may also add, update or change information in this prospectus. Before you invest, we urge you to read carefully this prospectus and any prospectus supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference into this prospectus.

        We will sell these securities directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with our agents, dealers and underwriters reserve the right to reject, in whole or in part any proposed purchase of securities to be made directly or through agents, underwriters or dealers. If our agents or any dealers or underwriters are involved in the sale of the securities, the applicable prospectus supplement will set forth any applicable commissions or discounts.

        This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement.

        Our EISs are traded on the American Stock Exchange under the symbol "BGF." Each prospectus supplement will indicate if the securities offered thereby will be listed on the American Stock Exchange or any other securities exchange.

        The mailing address of our principal executive offices is Four Gatehall Drive, Suite 110, Parsippany, NJ 07054, and our telephone number is 973.401.6500.

        Investing in our securities involves a high degree of risk which is described in the "Risk Factors" section beginning on page 1 of this prospectus. We urge you to carefully read the "Risk Factors" section before you make your investment decision.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2006

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (SEC) using a "shelf" registration process. Under this shelf registration process, we may offer from time to time, in one or more offerings, securities having an aggregate initial offering price of up to $200,000,000. Each time we offer securities, we will provide you with a prospectus supplement that describes the specific amounts, prices and terms of the securities we offer. The prospectus supplement also may add, update or change information contained in this prospectus. You should read carefully both this prospectus and any prospectus supplement together with additional information described below under the caption "Where You Can Find More Information."

        This prospectus does not contain all the information provided in the registration statement we filed with the SEC. For further information about us or our securities offered hereby, you should refer to that registration statement, which you can obtain from the SEC as described below under the heading "Where You Can Find More Information."

        You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

        We may sell securities through underwriters or dealers, through agents, directly to purchasers or through a combination of these methods. We and our agents reserve the sole right to accept or reject, in whole or in part, any proposed purchase of securities. The prospectus supplement, which we will provide to you each time we offer securities, will set forth the names of any underwriters, agents or others involved in the sale of securities and any applicable fee, commission or discount arrangements with them. See the information described below under the heading "Plan of Distribution."

        The terms "B&G Foods," "our," "we" and "us," as used in this prospectus, refer to B&G Foods, Inc. and its wholly-owned subsidiaries, except where it is clear that the term refers only to the parent company.

i

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated or deemed to be incorporated by reference in this prospectus, and each prospectus supplement relating to a particular offering of securities, contain forward-looking statements. The words "believes," "anticipates," "plans," "expects," "intends," "estimates," "projects" and similar expressions are intended to identify forward-looking statements. These forward looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by any forward-looking statements. We believe important factors that could cause actual results to differ materially from our expectations include the following:

  •
  our substantial leverage;

  •
  intense competition, changes in consumer preferences, demand for our products, the effects of changing prices for our raw materials and other costs and local economic and market conditions;

  •
  our continued ability to promote brand equity successfully, to anticipate and respond to new consumer trends, to develop new products and markets, to broaden brand portfolios in order to compete effectively with lower priced products and in markets that are consolidating at the retail and manufacturing levels, to improve productivity and to maintain access to credit markets;

  •
  the risks associated with the expansion of our business;

  •
  our possible inability to integrate any businesses we acquire;

  •
  our borrowing costs and credit ratings, which may be influenced by the credit ratings of our competitors;

  •
  factors that affect the food industry generally, including:

  —
  recalls if products become adulterated or misbranded, liability if product consumption causes injury, ingredient disclosure and labeling laws and regulations and the possibility that consumers could lose confidence in the safety and quality of certain food products, as well as recent publicity concerning the health implications of obesity and trans fatty acids; and

  —
  fluctuations in the level of our customers' inventories and credit and other business risks related to our customers operating in a challenging economic and competitive environment;

  •
  the effects of currency movements in Canada; and

  •
  the risk that the senior subordinated notes included in our EISs may be treated as equity for U.S. federal income tax purposes; and

  •
  other factors discussed under "Risk Factors" or elsewhere in this prospectus.

        Developments in any of these areas, which are more fully described elsewhere in this prospectus and the documents incorporated or deemed to be incorporated by reference in this prospectus, and each applicable prospectus supplement, could cause our results to differ materially from results that have been or may be projected by or on our behalf.

        All forward-looking statements included in this prospectus are based on information available to us on the date of this prospectus. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this prospectus.

        We caution that the foregoing list of important factors is not exclusive. We urge you not to unduly rely on forward-looking statements contained in this prospectus.

ii

THE COMPANY

        We manufacture, sell and distribute a diversified portfolio of high quality, shelf-stable, branded food products, many of which have leading regional or national retail market shares. In general, we position our branded products to appeal to the consumer desiring a high quality and reasonably priced branded product. Our products include jams, jellies and fruit spreads, canned meats and beans, spices, seasonings, marinades, hot sauces, wine vinegar, maple syrup, molasses, salad dressings, Mexican-style sauces, taco shells and kits, salsas, pickles and peppers and other specialty food products. B&G Foods competes in the retail grocery, food service, specialty store, private label, club and mass merchandiser channels of distribution. Our products are marketed under many recognized brands, including Ac'cent, B&G, B&M, Brer Rabbit, Emeril's, Grandma's Molasses, Joan of Arc, Las Palmas, Maple Grove Farms of Vermont, Ortega, Polaner, Red Devil, Regina, San Del, Ac'cent Sa-Son, Trappey's, Underwood, Vermont Maid and Wright's.

        Our business strategy is to continue to increase sales, profitability and cash available to pay dividends by enhancing our existing portfolio of branded shelf-stable products and by capitalizing on our competitive strengths. We intend to implement our strategy through the following initiatives: profitably growing our established brands, leveraging our unique multiple-channel sales and distribution system, introducing new products, capitalizing on the higher growth Mexican segment of the food industry, designing new products and modifying existing products to address consumer health and wellness concerns such as diabetes and natural/organic foods, and expanding our brand portfolio through acquisitions. Since 1996, we have successfully acquired and integrated 17 separate brands into our operations. We believe that successful future acquisitions, if any, will enhance our portfolio of existing businesses, further leveraging our existing infrastructure.

        B&G Foods, including our subsidiaries and predecessors, has been in business for over 115 years. We were incorporated in Delaware on November 25, 1996 under the name B Companies Holdings Corp. On August 11, 1997, we changed our name to B&G Foods Holdings Corp. On October 14, 2004, simultaneously with the completion of our initial public offering and the concurrent offerings, B&G Foods, Inc., our wholly owned subsidiary, was merged with and into us and we were renamed B&G Foods, Inc. Our executive offices are located at Four Gatehall Drive, Suite 110, Parsippany, NJ, 07054, and our telephone number is 973.401.6500. We maintain a site on the world wide web at http://www.bgfoods.com. The information on our web site is not a part of this prospectus or incorporated by reference herein.

USE OF PROCEEDS

        Except as otherwise provided in a prospectus supplement, we will use the net proceeds from the sale of the securities for general corporate purposes, which may include reducing our outstanding indebtedness, increasing our working capital or financing acquisitions and capital expenditures. When a particular series of securities is offered, the prospectus supplement relating to that offering will set forth our intended use of the net proceeds received from the sale of those securities. Pending the application of the net proceeds for these purposes, we expect to invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

RISK FACTORS

        Before making an investment decision, you should carefully consider the risks described under "Risk Factors" in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, or any updates in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

GENERAL DESCRIPTION OF THE SECURITIES WE MAY OFFER

        We, directly or through agents, dealers or underwriters designated from time to time, may offer, issue and sell, together or separately, up to $200,000,000 aggregate initial offering price of:

  •
  our enhanced income securities (EISs);

  •
  shares of our Class A common stock and/or Class B common stock;

  •
  shares of our preferred stock;

  •
  debt securities, in one or more series, and which may be guaranteed by certain of our subsidiaries;

  •
  warrants to purchase our debt or equity securities; or

  •
  any combination of the foregoing, either individually or as units consisting of one or more of the foregoing, each on terms to be determined at the time of sale.

        We may issue debt securities that are exchangeable for or convertible into shares of our common stock or our preferred stock. The preferred stock may also be exchangeable for and/or convertible into shares of our common stock or another series of our preferred stock. When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered securities, as well as complete descriptions of the security or securities to be offered pursuant to the prospectus supplement. The summary descriptions of securities included in this prospectus are not meant to be complete descriptions of each security.

DESCRIPTION OF CAPITAL STOCK

General

        The following description of common stock and preferred stock, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus. For the complete terms of our common stock and preferred stock, please refer to our certificate of incorporation, as amended from time to time, any certificates of designation for our preferred stock, and our bylaws, as amended from time to time. The Delaware General Corporation Law may also affect the terms of these securities. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the particular terms of any series of these securities in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any common stock or preferred stock we offer under that prospectus supplement may differ from the terms we describe below.

        Our authorized capital stock consists of:

  •
  125,000,000 shares of common stock, par value $0.01 per share, divided into two classes consisting of:

            — 100,000,000 shares of Class A common stock, and

            — 25,000,000 shares of Class B common stock; and

  •
  1,000,000 shares of preferred stock, par value $0.01 per share.

        As of December 8, 2006, there are 20,000,000 shares of our Class A common stock, 7,556,443 shares of our Class B common stock and no shares of our preferred stock outstanding.

Common Stock

        Voting.    The holders of our common stock are entitled to one vote per share with respect to each matter on which the holders of our common stock are entitled to vote. Shares of our Class A common stock and shares of our Class B common stock are entitled to the same voting rights per share and vote together as a class on all matters with respect to which holders are entitled to vote, except that so long as our former sponsor investor, Bruckmann, Rosser, Sherrill & Co., L.P. (BRS), together with its affiliates, beneficially owns more than 10% of the outstanding shares of Class A and Class B common stock in the aggregate on a fully-diluted basis, the holders of our Class B common stock have the exclusive right to elect two directors to our board of directors. In accordance with the restated stockholders agreement entered into by the holders of our Class B common stock, so long as the holders of our Class B common stock have the right to elect two directors, the holders of our Class B common stock have agreed to vote for the two director nominees nominated by BRS.

        No Cumulative Voting Rights.    The holders of our common stock are not entitled to cumulate their votes in the election of our directors.

        Rights to Dividends and on Liquidation, Dissolution or Winding Up.    The holders of our common stock are entitled to receive dividends as they may be lawfully declared from time to time by our board of directors, subject to any preferential rights of holders of any outstanding shares of preferred stock. In the event of any liquidation, dissolution or winding up of our company, common stockholders are entitled to share ratably in our assets available for distribution to the stockholders, subject to the prior rights of holders of any outstanding preferred stock. With respect to rights to dividends and on liquidation, dissolution or winding up, there is no difference between our Class A and Class B common stock, except that: (1) for periods ending on or before January 2, 2010 Class B dividends will be paid on an annual basis and will be equal, in the aggregate, to Class B Available Cash (as defined below) (subject to the subordination provisions described below); and (2) for each annual dividend payment period, after December 30, 2006 and through the dividend payment period ending on January 2, 2010, if we declare and pay dividends on our Class A common stock, the holders of our Class B common stock will have the right to dividend payments (subject to the subordination provisions described below) equal to Class B Available Cash (up to 1.1 times the amount of dividends paid to the holders of our Class A common stock). For quarterly periods subsequent to January 2, 2010, if we declare and pay dividends on our Class A common stock, the holders of our Class B common stock will be entitled to dividend payments of 1.1 times the amount paid per share to the holders of our Class A common stock.

        Prior to the completion of our initial public offering in October 2004, our board of directors adopted a dividend policy that reflects a basic judgment that our stockholders would be better served if we distributed our cash available to pay dividends to them instead of retaining it in our business. Under this policy, cash generated by our company in excess of operating needs, interest and principal payments on indebtedness, capital expenditures sufficient to maintain our properties and other assets and $6.0 million of dividend restricted cash (that can be used for the payment of dividends on the Class A common stock or for any other purpose other than the payment of dividends on the Class B common stock) is in general distributed as regular quarterly cash dividends (up to the intended dividend rate set forth below) to the holders of our Class A common stock and as regular annual cash dividends (up to the permitted dividend rate set forth below) to the holders of our Class B common stock and not be retained by us.

        Notwithstanding our dividend policy, holders of our common stock may not receive any dividends because:

  •
  there is no legal, contractual or other requirement that we pay the dividends, and the dividends are neither mandatory nor guaranteed;

  •
  our dividend policy can be modified or revoked at any time;

  •
  even if our dividend policy were not modified or revoked, the actual amount of dividends distributed under the policy and the decision to make any distributions is entirely at the discretion of our board of directors;

  •
  the payment of dividends is subject to limitations and restrictions under:

            — the indenture governing our senior subordinated notes,

            — the indenture governing our senior notes,

            — the terms of our credit facility, and

            — the terms of any other then outstanding indebtedness of ours;

  •
  the payment of dividends is subject to limitations and restrictions under state law; and

  •
  we may not have enough cash to pay dividends due to changes to our operating income, working capital requirements and anticipated cash needs.

        Since completion of our IPO, we have declared and paid dividends on our Class A common stock at the rates, at the intervals and for the periods contemplated by our dividend policy. We have not declared or paid any dividends on our Class B common stock.

        Under our dividend policy, we intend to pay quarterly dividends of $0.212 per share of Class A common stock quarterly on each January 30, April 30, July 30 and October 30, to holders of record as of each December 31, March 31, June 30 and September 30, respectively.

        Under our Class B dividend policy and pursuant to our organizational documents, we intend to pay an annual dividend per Class B share equal to Class B Available Cash (as defined below) for that period, divided by the number of Class B shares outstanding on the record date for such period, subject to the subordination provisions described below.

        "Class B Available Cash" means the lesser of

  •
  "excess cash" (as defined in the indenture governing our senior subordinated notes) for the last four fiscal quarters, including the most recently completed fiscal quarter, minus the sum of the aggregate amount of the prior four quarterly Class A dividends, and minus dividend restricted cash of $6.0 million; for purposes of calculating excess cash as defined, for this purpose only, the aggregate amounts of certain capital expenditures set forth in clause (3) of the definition of excess cash shall be the greater of the aggregate amount of such capital expenditures or $6.5 million; and

  •
  the aggregate per share amount of dividends declared or to be declared on our Class A common stock (or 1.1 times such amount for dividends with respect to periods commencing after December 30, 2006) with respect to the annual period for which the dividends on our Class B common stock are to be paid multiplied by the number of shares of our Class B common stock issued and outstanding on the last day of such period.

        However, notwithstanding the dividend policy, the amount of dividends, if any, for each dividend payment date will be determined by our board of directors on a quarterly basis after taking into account various factors, including our results of operations, cash requirements, financial condition, the dividend restrictions set forth in the indentures governing our senior subordinated notes and our senior notes and the terms of our credit facility, provisions of applicable law and other factors that our board of directors may deem relevant.

        Under our organizational documents, through the dividend payment dates with respect to the quarterly and annual dividend payment periods ending January 2, 2010, dividends on our Class B common stock are subordinated to the payment of dividends on our Class A common stock. Specifically,

  •
  an annual dividend on our Class B common stock may only be declared if we have declared and paid dividends on our Class A common stock at no less than the quarterly rate of $0.212 per share for each of the four full fiscal quarters corresponding to such annual dividend payment period of the Class B common stock; and

  •
  no dividends on our Class B common stock may be declared with respect to any annual period unless the "Class B Threshold Amount" (as defined below) as of the last day of such period is at least $10 million.

        The subordination of dividends on our Class B common stock will be suspended upon the occurrence of any default or event of default under the indentures governing the senior notes and the senior subordinated notes and will become applicable again upon the cure of any default or event of default. Dividends on our Class B common stock will not be subordinated to dividends on our Class A common stock for any period subsequent to January 2, 2010. If for any dividend payment date after the February 20, 2010 dividend payment date the amount of cash to be distributed is insufficient to pay dividends at the levels described above on our Class A and Class B common stock, any shortfall will reduce the dividends on the Class A and Class B common stock pro rata.

        "Class B Threshold Amount" as of any date means the amount of cash on our consolidated balance sheet as of such date calculated on a pro forma basis giving effect to the payment of any previously declared but unpaid dividends on any class of our capital stock and the payment of any dividends to be declared with respect to any class of our capital stock with respect to the period for which the Class B Threshold Amount is being calculated less any actual or funded borrowings under our revolving credit facility (or any successor or additional revolving credit facility) as of such date.

        Dividend payments are not mandatory or guaranteed and holders of our common stock do not have any legal right to receive, or require us to pay, dividends. Our board of directors may, in its sole discretion, amend or repeal this dividend policy with respect to the Class A and Class B common stock at any time. Furthermore, our board of directors may decrease the level of dividends for the Class A and Class B common stock below the intended dividend rates set forth above or discontinue entirely the payment of dividends.

        Preemptive and Other Subscription Rights.    Common stockholders do not have preemptive, subscription or redemption rights, and are not subject to further calls or assessments.

        Additional Issuance of Our Authorized Common Stock.    Additional shares of our authorized common stock may be issued, as determined by the board of directors of our company from time to time, without approval of holders of our common stock, except as may be required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. However, according to our bylaws we may not issue any shares of Class A common stock unless:

  •
  they are issued as part of an EIS the issuance of which has been registered with the SEC;

  •
  any EIS that may result from the combination of the shares of Class A common stock and our senior subordinated notes have been issued in a transaction registered with the SEC; or

  •
  no EISs are currently outstanding.

        Combination to Form EISs.    Any holder of shares of Class A common stock and senior subordinated notes may, at any time, through his or her broker or other financial institution, combine the applicable number of shares of Class A common stock and principal amount of senior subordinated notes to form EISs. See "Description of Enhanced Income Securities (EISs)—Voluntary Separation and Recombination."

        The holders of shares of Class B common stock may not combine their shares of Class B common stock with senior subordinated notes to form EISs.

Preferred Stock

        Our certificate of incorporation provides that we may issue up to 1,000,000 shares of our preferred stock in one or more series as may be determined by our board of directors.

        Our board of directors has broad discretionary authority with respect to the rights of issued series of our preferred stock and may take several actions without any vote or action of the holders of our common stock, including:

  •
  determining the number of shares to be included in each series;

  •
  fixing the designation, powers, preferences and relative rights of the shares of each series and any qualifications, limitations or restrictions with respect to each series, including provisions related to dividends, conversion, voting, redemption and liquidation, which may be superior to those of our common stock; and

  •
  increasing or decreasing the number of shares of any series.

        The board of directors may authorize, without approval of holders of our common stock, the issuance of preferred stock with voting and conversion rights that could adversely affect the voting power and other rights of holders of our common stock. For example, our preferred stock may rank prior to our common stock as to dividend rights, liquidation preferences or both, may have full or limited voting rights and may be convertible into shares of our common stock. The number of authorized shares of our preferred stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of at least a majority of our common stock, without a vote of the holders of any other class or series of our preferred stock unless required by the terms of such class or series of preferred stock.

        Our preferred stock could be issued quickly with terms designed to delay or prevent a change in the control of our company or to make the removal of our management more difficult. This could have the effect of discouraging third party bids for our common stock or may otherwise adversely affect the market price of our common stock.

        We believe that the ability of our board of directors to issue one or more series of our preferred stock will provide us with flexibility in structuring possible future financings and acquisitions, and in meeting other corporate needs that might arise. The authorized shares of our preferred stock, as well as shares of our common stock, will be available for issuance without action by our common stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.

        Although our board of directors has no intention at the present time of doing so, it could issue a series of our preferred stock that could, depending on the terms of such series, be used to implement a stockholder rights plan or otherwise impede the completion of a merger, tender offer or other takeover attempt of our company. Our board of directors could issue preferred stock having terms that could discourage an acquisition attempt through which an acquiror may be able to change the composition of the board of directors, including a tender offer or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then current market price.

Composition of Board of Directors; Election and Removal of Directors

        In accordance with our bylaws, the number of directors comprising our board of directors will be as determined from time to time by our board of directors. We currently have seven directors. Each director is to hold office until his or her successor is duly elected and qualified. Directors are elected for a term that will expire at the annual meeting of stockholders immediately succeeding their election.

        Directors may be removed from office with or without cause by the affirmative vote of the holders of at least a majority of the voting power of all then-outstanding shares of our capital stock that are entitled to vote generally in the election of our directors, voting together as a single class. Subject to the rights of the holders of any series of preferred stock and subject to the rights of holders of our Class B common stock to appoint two directors to the board (so long as BRS holds in the aggregate 10% or more of the outstanding shares of our Class A and Class B common stock), our certificate of incorporation provides that in the case of any vacancies among the directors such vacancy will be filled with a candidate approved by the vote of a majority of the remaining directors, even if less than a quorum (and not by stockholders).

        The filling of vacancies could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us.

        At any meeting of our board of directors, a majority of the total number of directors then in office will constitute a quorum for all purposes.

Stockholder Action

        Stockholders may act by written consent, without a meeting and without notice or a vote. This provision enables stockholders to act on matters subject to a stockholder vote without waiting until the next annual or special meeting of stockholders.

Special Meetings of Stockholders

        Our certificate of incorporation provides that special meetings of the stockholders may be called by the chairman of the board of directors or by a majority of the board of directors or the holders of at least 20% of our outstanding voting stock.

Section 203 of the Delaware General Corporation Law

        Our company is subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns (or, in some cases, within three years prior, did own) 15% or more of the corporation's voting stock. Under Section 203, a business combination between the corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

  •
  the board of directors must have previously approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

  •
  upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding, for purposes of determining the number of our shares outstanding, shares owned by (a) persons who are directors and also officers and (b) employee stock plans, in some instances); or

  •
  the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

        The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging takeover attempts that might result in a premium over the market price for the shares of our common stock.

Other Anti-Takeover Provisions of Our Certificate of Incorporation and Bylaws

        Our certificate of incorporation and bylaws contain several provisions, in addition to those pertaining to the issuance of additional shares of our authorized common stock and preferred stock without the approval of the holders of our common stock that could delay or make more difficult the acquisition of our company through a hostile tender offer, open market purchases, proxy contest, merger or other takeover attempt that a stockholder might consider in his or her best interest, including those attempts that might result in a premium over the market price of our common stock. Such provisions, which are described below, include advance notice procedures regarding any proposal of stockholder business to be discussed at a stockholders meeting.

        Advance Notice Procedure for Director Nominations and Stockholder Proposals.    Our bylaws provide that, subject to the rights of holders of any outstanding shares of our preferred stock, a stockholder may nominate one or more persons for election as directors at a meeting only if written notice of the stockholder's nomination has been given, either by personal delivery or certified mail, to our corporate secretary not less than 120 days nor more than 150 days before the first anniversary of the date of our proxy statement in connection with our last annual meeting of stockholders. Each notice must contain:

  •
  the name, age, business address and, if known, residential address of each nominee;

  •
  the principal occupation or employment of each nominee;

  •
  the class, series and number of our shares beneficially owned by each nominee;

  •
  any other information relating to each nominee required by the Securities and Exchange Commission's proxy rules; and

  •
  the written consent of each nominee to be named in our proxy statement and to serve as director if elected.

        Our corporate secretary will deliver all notices to the nominating committee of our board of directors for review. After review, the nominating committee will make its recommendation regarding nominees to our board of directors. Defective nominations will be disregarded.

        For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice of the proposed business in writing to our corporate secretary. To be timely, a stockholder's notice must be given, either by personal delivery or by certified mail, to our corporate secretary not less than 120 days nor more than 150 days before the first anniversary of the date of our proxy statement in connection with our last annual meeting of stockholders. Each notice must contain:

  •
  a brief description of the business desired to be brought before the annual meeting and the reasons for conducting the business at the annual meeting;

  •
  the name and address of the stockholder proposing the business as they appear on our stock transfer books;

  •
  a representation that the stockholder is a stockholder of record and intends to appear in person or by proxy at the annual meeting to bring the business proposed in the notice before the meeting;

  •
  the class, series and number of our shares beneficially owned by the stockholder; and

  •
  any material interest of the stockholder in the business.

        Business brought before an annual meeting without complying with these provisions will not be transacted.

        Although our bylaws do not give the board the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, our bylaws may have the effect of precluding the consideration of some business at a meeting if the proper procedures are not followed or may discourage or defer a potential acquiror from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.

Amendment of Our Certificate of Incorporation

        Our certificate of incorporation provides that the affirmative vote of the holders of at least a majority of the voting power of all then-outstanding shares of our capital stock that are entitled to vote generally in the election of our directors, voting together as a single class is required to amend, alter, change or repeal its provisions.

Amendment of Our Bylaws

        Our certificate of incorporation provides that our bylaws can be amended only by either our board of directors or the affirmative vote of the holders of at least a majority of the voting power of all then-outstanding shares of our capital stock that are entitled to vote generally in the election of our directors, voting together as a single class.

Limitation of Liability and Indemnification

        Our certificate of incorporation provides that, to the full extent from time to time permitted by law, no director shall be personally liable for monetary damages for breach of any duty as a director. As required under current Delaware law, our certificate of incorporation currently provides that this waiver may not apply to liability:

  •
  for any breach of the director's duty of loyalty to us or our stockholders;

  •
  for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

  •
  under Section 174 of the Delaware General Corporation Law (governing distributions to stockholders); or

  •
  for any transaction from which the director derived any improper personal benefit.

        However, in the event the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Neither the amendment or repeal of this provision of our certificate of incorporation, nor the adoption of any provision of our certificate of incorporation which is inconsistent with this provision, shall eliminate or reduce the protection afforded by this provision with respect to any matter which occurred, or any suit or claim which, but for this provision would have accrued or arisen, prior to such amendment, repeal or adoption.

        Our bylaws also provide that we shall, to the fullest extent from time to time permitted by law, indemnify our directors and officers against all liabilities and expenses in any suit or proceeding, arising out of their status as an officer or director or their activities in these capacities. We shall also indemnify any person who, at our request, is or was serving as a director, officer or trustee of another corporation, joint venture, employee benefit plan trust or other enterprise.

        The right to be indemnified shall include the right of an officer or a director to be paid expenses in advance of the final disposition of any proceeding, if we receive an undertaking to repay such amount if it shall be determined that he or she is not entitled to be indemnified.

        Our board of directors may take such action as it deems necessary to carry out these indemnification provisions, including adopting procedures for determining and enforcing indemnification rights and purchasing insurance policies. Our board of directors may also adopt bylaws, resolutions or contracts implementing indemnification arrangements as may be permitted by law. Neither the amendment or repeal of these indemnification provisions, nor the adoption of any provision of our certificate of incorporation inconsistent with these indemnification provisions, shall eliminate or reduce any rights to indemnification relating to their status or any activities prior to such amendment, repeal or adoption.

        We believe these provisions will assist in attracting and retaining qualified individuals to serve as directors.

Listing

        Our shares of Class A common stock are not currently listed for separate trading on the American Stock Exchange and will not be listed until a sufficient number of shares are held separately and not in the form of EISs as may be necessary to satisfy any applicable listing requirements. If more than such required number of our outstanding shares of Class A common stock is no longer held in the form of EISs for a period of 30 consecutive trading days, we will apply to list the shares of our Class A common stock for separate trading on the American Stock Exchange. Our shares of Class B common stock are not currently listed for trading on any exchange.

        Each prospectus supplement will indicate if the Class A common stock or Class B common stock, if any, offered thereby will be listed on the American Stock Exchange or any other securities exchange.

Transfer Agent and Registrar

        The transfer agent and registrar for our Class A and Class B common stock is The Bank of New York.

DESCRIPTION OF ENHANCED INCOME SECURITIES (EISS)

General

        As of December 8, 2006, 20,000,000 of our EISs are outstanding. Each EIS represents:

  •
  one share of our Class A common stock; and

  •
  $7.15 principal amount of our 12.0% senior subordinated notes due 2016.

        The ratio of Class A common stock to principal amount of senior subordinated notes represented by an EIS is subject to change in the event of a stock split, recombination or reclassification of our Class A common stock. Immediately following the occurrence of any such event, we will file with the SEC a Current Report on Form 8-K or any other applicable form, disclosing the changes in the ratio of Class A common stock to principal amount of senior subordinated notes as a result of such event.

        Holders of EISs are the beneficial owners of the Class A common stock and senior subordinated notes represented by such EISs and have exactly the same rights, privileges and preferences, including voting rights, rights to receive distributions, rights and preferences in the event of a default under the senior subordinated notes indenture, ranking upon bankruptcy and rights to receive communications and notices as a direct holder of the Class A common stock and senior subordinated notes, as applicable.

        The EISs and the Class A common stock and senior subordinated notes represented by the EISs are currently available in book-entry form only. As discussed below under "—Book-Entry Clearance and Settlement," Cede & Co., a nominee of the book-entry clearing system will be the sole registered holder of the EISs. That means you will not be a registered holder of EISs or the Class A common stock and senior subordinated notes represented by EISs or be entitled to receive a certificate evidencing your EISs or the Class A common stock and senior subordinated notes represented by EISs. You must rely on the procedures used by your broker or other financial institution that will maintain your book-entry position to receive the benefits and exercise the rights of a holder of EISs that are described below. We urge you to consult with your broker or financial institution to find out what those procedures are.

Voluntary Separation and Recombination

        Holders of EISs may at any time through their broker or other financial institution, separate their EISs into the shares of Class A common stock and senior subordinated notes represented thereby. Similarly, any holder of shares of our Class A common stock and senior subordinated notes may, at any time, through their broker or other financial institution, combine the applicable number of shares of Class A common stock and principal amount of senior subordinated notes to form EISs. See "—Book-Entry Clearance and Settlement" below for more information on the method by which delivery and surrender of EISs and delivery of shares of Class A common stock and our senior subordinated notes will be effected.

        We have agreed that we will apply to list the shares of Class A common stock for separate trading on the American Stock Exchange (or any other exchange or quotation system on which the EISs are then listed, or were previously listed) when the shares held separately and not in the form of EISs satisfy applicable listing requirements for a period of 30 consecutive trading days. Among other things, the current listing requirements of the American Stock Exchange generally require a minimum public distribution of 500,000 shares, together with a minimum of 800 public shareholders or a minimum public distribution of 1,000,000 shares, together with a minimum of 400 public shareholders, and that the common stock meet minimum public price and market value public float tests. Our shares of Class A common stock will not be listed for separate trading on any exchange or quotation system if they do not meet applicable exchange or listing standards.

Automatic Separation

        Upon the occurrence of any of the following, the EISs will be automatically separated into the shares of Class A common stock and senior subordinated notes represented thereby:

  •
  exercise by us of our right to redeem all or a portion of the senior subordinated notes, which may be represented by EISs at the time of such redemption;

  •
  the date on which principal on the senior subordinated notes becomes due and payable, whether at the stated maturity date or upon acceleration thereof; or

  •
  if The Depository Trust Company, or DTC, no longer makes securities eligible for deposit or ceases to be a registered clearing agency under the Securities Exchange Act of 1934 and we are unable to find a successor depository.

Book-Entry Clearance and Settlement

        DTC acts as securities depository for the EISs and the Class A common stock and the senior subordinated notes represented by the EISs. The transfer agent for the Class A common stock and the senior subordinated notes represented by the EISs (together with the Class A common stock, the "components") acts as custodian for the components on behalf of the owners of the EISs. The components and the EISs are issued in fully-registered form and are represented by one or more global notes and global stock certificates. The EISs are registered in the name of DTC's nominee, Cede & Co., and, to the extent the components are conjoined as EISs, the components are registered in the name of the transfer agent as custodian for the owners of the EISs.

        Book-entry procedures.    If you intend to purchase EISs in the manner provided by this prospectus and any applicable prospectus supplement, you must do so through the DTC system or through direct and indirect participants. The participant that you purchase through will receive a credit for the applicable security on DTC's records. The ownership interest of each actual purchaser of the applicable security, who we refer to as a "beneficial owner," is to be recorded on the participant's records.

        All interests in the securities are subject to the operations and procedures of DTC. The operations and procedures of DTC's settlement system may change at any time.

        DTC has advised us as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York State Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered under Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC's participants include securities brokers and dealers, including the underwriters, banks and trust companies, clearing corporations and other organizations. Indirect access to DTC's system is also available to others such as banks, brokers, dealers and trust companies. These indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. The rules that apply to DTC and its participants are on file with the SEC.

        To facilitate subsequent transfers, all EISs deposited by direct participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. Prior to separation, the components are registered in the name of the transfer agent as custodian for the owners of the EISs. The deposit of EISs with DTC and their registration in the name of Cede & Co. or the custodian effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities. DTC's records reflect only the identity of the direct participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The participants and the transfer agent, as custodian, remain responsible for keeping account of their holdings on behalf of their customers.

        Transfers of ownership interests in the securities are to be accomplished by entries made on the books of participants or the custodian acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the applicable security except in the event that use of the book-entry system for the securities is discontinued.

        Certificated Shares.    Following the separation, if any, of a holder's EISs into the component Class A common stock and senior subordinated notes, the Class A common stock and the senior subordinated notes may be held in book-entry form or, if requested by such holder, the Class A common stock may be held in registered form.

        A registered holder of Class A common stock, including a holder of EISs that requests that the EISs be separated, has the right to obtain a certificate representing its shares of Class A common stock. If a holder of EISs requests certificated shares of Class A common stock, such holder's EISs must be split into the component Class A common stock and senior subordinated notes, and for so long as the shares of Class A common stock are held in separately certificated form, the shares of Class A common stock may no longer be eligible for inclusion in DTC's book-entry clearance and settlement system. However, if a holder of separately certificated shares of Class A common stock is subsequently willing to forgo being a registered holder of shares, and deposits the shares in an eligible institution, those shares of Class A common stock may again become DTC eligible.

        EISs and, subject to certain exceptions that will be described in the applicable prospectus supplement, the senior subordinated notes may only be held in book-entry form.

        Separation and Recombination.    Holders of EISs may at any time through their broker or other financial institution, separate their EISs into the shares of Class A common stock and senior subordinated notes represented thereby. Similarly, any holder of shares of our Class A common stock and senior subordinated notes may, at any time, through their broker, custodian or other financial institution, combine the applicable number of shares of Class A common stock and principal amount of senior subordinated notes to form EISs. Any such separation or recombination will be effective as of the close of business on the trading day that DTC receives such instructions from a participant or custodian, provided that such instructions are received by 3:00 p.m., Eastern Time, on that trading day. Any instructions received after 3:00 p.m., Eastern Time, will be effective the next business day, if permitted by the custodian or participant delivering the instructions.

        In addition, the EISs will be automatically separated into the shares of Class A common stock and senior subordinated notes represented thereby upon the occurrence of the following:

  •
  exercise by us of our right to redeem all or a portion of the senior subordinated notes, which may be represented by EISs at the time of such redemption;

  •
  the date on which principal on the senior subordinated notes becomes due and payable, whether at the stated maturity date or upon acceleration thereof; or

  •
  if DTC no longer makes securities eligible for deposit or ceases to be a registered clearing agency under the Securities Exchange Act of 1934 and we are unable to find a successor depository.

        Any voluntary separation of EISs, and any subsequent voluntary recombination of EISs from senior subordinated notes and Class A common stock, are to be accomplished by entries made by the DTC participants acting on behalf of beneficial owners. Voluntary separation or recombination of EISs will be accomplished via the use of DTC's Deposit/Withdrawal at Custodian, or DWAC, transaction. Participants or custodians seeking to separate or recombine EISs will be required to enter a DWAC transaction in the EISs and in each of its underlying components.

        Separation will require submission of a Withdrawal-DWAC in the EIS in conjunction with a Deposit-DWAC in each of the underlying components. Upon receipt of DWAC instructions in good order, the transfer agent for the EISs and its components will cause the EISs to be debited from Cede & Co.'s account in the EIS and credited to a separation/recombination reserve account in the EIS, and will cause an appropriate number of the components to be debited from the custodian's account in the components and credited to Cede & Co.'s account.

        Recombination of EISs from underlying components will require submission of a Deposit-DWAC in the EIS in conjunction with a Withdrawal-DWAC in each of the underlying components. Upon receipt of DWAC instructions in good order, the transfer agent for the EIS and its components will cause an appropriate number of components to be debited from Cede & Co.'s account in the components and credited to the account of the custodian, and will cause an appropriate number of EISs to be debited from the separation/recombination reserve account and credited to Cede & Co.'s account in the EIS.

        There may be certain transactional fees imposed upon you by brokers or other financial intermediaries in connection with separation or recombination of EISs and you are urged to consult your broker regarding any such transactional fees.

        We have been informed by the transfer agent that in connection with separation and/or recombination of EIS the transaction fee per separation or recombination is $150, subject to change. We have been informed by DTC that the current fee DTC charges per transaction per participant account for any separation is $7.00 and for any recombination is $8.00, in each case subject to change.

        Conveyance of notices and other communications, including notices relating to separation and combination of EISs, by DTC to direct participants, by direct participants to indirect participants, and by participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        Neither DTC nor Cede & Co. will consent or vote with respect to the EISs or the underlying components and the custodian will not consent or vote with respect to the Class A common stock or the senior subordinated notes. The consent or voting rights will be exercised by DTC's direct participants as follows: under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date; the omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the securities are credited on the record date (identified in a listing attached to the Omnibus Proxy). Such participants will consent or vote with respect to the EISs or the underlying components, as the case may be, based on instructions received from the beneficial owners who hold their securities through them.

        We and the trustee make any payments on the senior subordinated notes to DTC and we make all payments on the Class A common stock to the transfer agent for the benefit of the record holders. The transfer agent delivers these payments to DTC. DTC's practice is to credit direct participants' accounts on the payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on the payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participant and not of DTC, us or the trustee, subject to any statutory or regulatory requirements as may be in effect from time to time.

        We or the trustee are responsible for the payment of all amounts to DTC and the transfer agent. The transfer agent is responsible for the disbursement of those payments to DTC. DTC is responsible for the disbursement of those payments to its participants, and the participants are responsible for disbursements of those payments to beneficial owners. We remain responsible for any actions DTC and participants take in accordance with instructions we provide.

        DTC may discontinue providing its service as securities depository with respect to the EISs, the shares of our Class A common stock or our senior subordinated notes at any time by giving reasonable notice to us or the trustee. If DTC discontinues providing its service as securities depository with respect to the EISs and we are unable to obtain a successor securities depository, you will automatically take a position in the component securities. If the transfer agent discontinues providing its service as the custodian with respect to the shares of our Class A common stock or our senior subordinated notes and we are unable to obtain a successor custodian, we will print and deliver to you certificates for those securities and you will automatically take a position in the other component securities.

        Also, in case we decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository) we will print and deliver to you certificates for the various certificates of Class A common stock and senior subordinated notes you may own.

        The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, including DTC.

        Except for actions taken by DTC in accordance with our instructions, neither we nor any trustee nor any underwriters will have any responsibility or obligation to participants, or the persons for whom they act as nominees, with respect to:

  •
  the accuracy of the records of DTC, its nominee, or any participant, with respect to any ownership interest in the securities, or

  •
  any payments to, or the providing of notice, to participants or beneficial owners.

        Procedures relating to subsequent issuances.    The indenture governing the senior subordinated notes and the agreements with DTC provide that, in the event there is a subsequent issuance of senior subordinated notes which are substantially identical to the senior subordinated notes initially represented by the EISs but with a different CUSIP number (or any issuance of senior subordinated notes thereafter), each holder of senior subordinated notes or EISs (as the case may be) agrees that a portion of such holder's senior subordinated notes (whether held directly in book-entry form, or held as part of EISs) will be automatically exchanged for a portion of the senior subordinated notes acquired by the holders of such subsequently issued senior subordinated notes. Consequently, following each such subsequent issuance and exchange, each holder of senior subordinated notes or EISs (as the case may be) will own senior subordinated notes of each separate issuance in the same proportion as each other holder. Immediately following any exchange resulting from a subsequent offering, a new CUSIP number will be assigned to represent an inseparable unit consisting of the subordinated notes outstanding prior to the subsequent issuance and the senior subordinated notes issued in the subsequent issuance. Accordingly, the senior subordinated notes issued in the original offering cannot be separated from the senior subordinated notes issued in any subsequent offering. In addition, immediately following any exchange resulting from a subsequent offering, the EISs will consist of the inseparable unit described above representing the proportionate principal amounts of each issuance of senior subordinated notes (but with the same aggregate principal amount as the note (or inseparable unit) represented by the EISs immediately prior to such subsequent issuance and exchange) and the Class A common stock. All accounts of DTC participants or custodians with a position in the securities will be automatically revised to reflect the new CUSIP numbers. In the event of any voluntary or automatic separation of EISs following any such automatic exchange, holders will receive the then existing components which are the Class A common stock and the inseparable senior subordinated notes unit. The automatic exchange of senior subordinated notes described above should not impair the rights any holder would otherwise have to assert a claim under applicable securities laws against us with respect to the full amount of senior subordinated notes purchased by such holder. However, if such senior subordinated notes are issued at an original issue discount (OID), holders of such senior subordinated notes may not be able to recover the portion of their principal amount treated as unaccrued OID in the event of an acceleration of the subordinated notes or our bankruptcy prior to the maturity of the senior subordinated notes. Immediately following any subsequent issuance, we will file with the SEC a Current Report on Form 8-K or any other applicable form disclosing the changes, if any, to the OID attributable to your senior subordinated notes as a result of such subsequent issuance.

EIS Transfer Agent

        The Bank of New York is the transfer agent for our EISs.

Registration

        All EIS issuances will be registered under the Securities Act. In addition, our bylaws provide that we may not issue any shares of Class A common stock unless we register a corresponding number of EISs under the Securities Act issuable upon combination of the Class A common stock with senior subordinated notes, such that no holder of Class A common stock will at any time have the right to hold Class A common stock in the form of EISs the issuance of which has not been registered under the Securities Act.

DESCRIPTION OF DEBT SECURITIES

        As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities may be either secured or unsecured and will either be our senior debt securities or our subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and a trustee to be specified in an accompanying prospectus supplement. Senior debt securities will be issued under our existing senior indenture or a new senior indenture. Subordinated debt securities will be issued under our existing senior subordinated indenture or a new subordinated indenture. Together, the senior indentures and the subordinated indentures are sometimes referred to in this prospectus as the indentures. This prospectus, together with the applicable prospectus supplement, will describe the terms of a particular series of debt securities.

        Our existing senior indenture and senior subordinated indenture and the forms of new senior and subordinated indentures are filed as exhibits to the registration statement of which this prospectus forms a part. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures (and any amendments or supplements we may enter into from time to time which are permitted under each indenture) and the debt securities, including the definitions therein of certain terms.

General

        Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of B&G Foods. The senior debt securities will rank equally with any of our other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

        Unless otherwise specified in a prospectus supplement, the indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time at par or at a discount, and in the case of the new indentures, if any, in one or more series, with the same or various maturities. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture.

        Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

  •
  the title of debt securities and whether they are subordinated debt securities or senior debt securities;

  •
  any limit on the aggregate principal amount of the debt securities;

  •
  the ability to issue additional debt securities of the same series;

  •
  the price or prices at which we will sell the debt securities;

  •
  whether the debt securities of the series will be guaranteed and the terms of any such guarantee;

  •
  the maturity date or dates of the debt securities;

  •
  the rate or rates of interest, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates, if any;

  •
  the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

  •
  the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;

  •
  whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

  •
  the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

  •
  the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the indenture;

  •
  if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

  •
  our obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

  •
  the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;

  •
  the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with an event of default (as described below), if other than the full principal amount;

  •
  the currency, currencies or currency unit in which we will pay the principal of (and premium, if any) or interest, if any, on the debt securities, if not United States dollars;

  •
  provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

  •
  any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable indenture;

  •
  any limitation on our ability to incur debt, redeem shares, sell our assets or other restrictions;

  •
  the application, if any, of the terms of the indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

  •
  whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities;

  •
  the terms, if any, upon which the holders may convert or exchange the debt securities into or for our common stock, preferred stock or other securities or property;

  •
  whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

  •
  any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

  •
  the depository for global or certificated debt securities;

  •
  any special tax implications of the debt securities;

  •
  any trustees, authenticating or paying agents, transfer agents or registrars, or other agents with respect to the debt securities;

  •
  any other terms of the debt securities not inconsistent with the provisions of the indentures, as amended or supplemented;

  •
  to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable indenture;

  •
  if the principal of or any premium or interest on any debt securities of the series is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

  •
  the portion of the principal amount of any securities of the series which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable indenture if other than the entire principal amount; and

  •
  if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined).

        Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

        Unless otherwise specified in the applicable prospectus supplement, debt securities will be issued in fully-registered form without coupons.

        Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Guarantees

        Debt securities may be guaranteed by certain of our domestic subsidiaries if so provided in the applicable prospectus supplement. The prospectus supplement will describe the terms of any guarantees, including, among other things, the method for determining the identity of the guarantors and the conditions under which guarantees will be added or released. Any guarantees will be joint and several obligations of the guarantors. The obligations of each guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

Subordination

        The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to any existing senior indebtedness.

        Unless otherwise specified in the applicable prospectus supplement, under the subordinated indenture, "senior indebtedness" means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the subordinated indenture, or thereafter incurred or created:

  •
  the principal of (and premium, if any) and interest due on our indebtedness for borrowed money and indebtedness evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

  •
  all of our capital lease obligations or attributable debt (as defined in the indentures) in respect of sale and leaseback transactions;

  •
  all obligations representing the balance deferred and unpaid of the purchase price of any property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto, except any such balance that constitutes an accrued expense or trade payable or any similar obligation to trade creditors;

  •
  all of our obligations in respect of interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements; other agreements or arrangements designed to manage interest rates or interest rate risk; and other agreements or arrangements designed to protect against fluctuations in currency exchange rates or commodity prices;

  •
  all obligations of the types referred to above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and

  •
  all obligations of the types referred to above of other persons secured by any lien on any property or asset of ours (whether or not such obligation is assumed by us).

        However, senior indebtedness does not include:

  •
  any indebtedness which expressly provides that such indebtedness shall not be senior in right of payment to the subordinated debt securities, or that such indebtedness shall be subordinated to any other of our indebtedness, unless such indebtedness expressly provides that such indebtedness shall be senior in right of payment to the subordinated debt securities;

  •
  any of our obligations to our subsidiaries or of a subsidiary guarantor to us or any other of our other subsidiaries;

  •
  any liability for federal, state, local or other taxes owed or owing by us or any subsidiary guarantor,

  •
  any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);

  •
  any obligations with respect to any capital stock;

  •
  any indebtedness incurred in violation of the indenture, provided that indebtedness under our credit facilities will not cease to be senior indebtedness under this bullet point if the lenders of such indebtedness obtained an officer's certificate as of the date of incurrence of such indebtedness to the effect that such indebtedness was permitted to be incurred by the indenture; and

  •
  any of our indebtedness in respect of the subordinated debt securities.

        Senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such senior indebtedness.

        Unless otherwise noted in an accompanying prospectus supplement, if we default in the payment of any principal of (or premium, if any) or interest on any senior indebtedness when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default is cured or waived or ceases to exist, we will make no direct or indirect payment (in cash, property, securities, by set-off or otherwise) in respect of the principal of or interest on the subordinated debt securities or in respect of any redemption, retirement, purchase or other requisition of any of the subordinated debt securities.

        In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration, subject to any security interest, will first be entitled to receive payment in full of all amounts due on the senior debt securities before the holders of the subordinated debt securities will be entitled to receive any payment of principal (and premium, if any) or interest on the subordinated debt securities.

        If any of the following events occurs, we will pay in full all senior indebtedness before we make any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, to any holder of subordinated debt securities:

  •
  any dissolution or winding-up or liquidation or reorganization of B&G Foods, whether voluntary or involuntary or in bankruptcy,

  •
  insolvency or receivership;

  •
  any general assignment by us for the benefit of creditors; or

  •
  any other marshaling of our assets or liabilities.

        In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of senior indebtedness in accordance with the priorities then existing among such holders until all senior indebtedness has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the subordinated indenture and before all the senior indebtedness has been paid in full, such payment or distribution will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the senior indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all senior indebtedness remaining unpaid to the extent necessary to pay all such senior indebtedness in full.

        The subordinated indenture does not limit the issuance of additional senior indebtedness.

        Unless otherwise indicated in an applicable prospectus, if any series of subordinated debt securities is guaranteed by certain of our subsidiaries, then the guarantee will be subordinated to the senior indebtedness of such guarantor to the same extent as the subordinated debt securities are subordinated to the senior indebtedness.

Consolidation, Merger, Sale of Assets and Other Transactions

        Unless an accompanying prospectus supplement states otherwise, we may not (1) merge with or into or consolidate with another corporation or sell, assign, transfer, lease or convey all or substantially all of our properties and assets to, any other corporation other than a direct or indirect wholly-owned subsidiary of ours, and (2) no corporation may merge with or into or consolidate with us or, except for any direct or indirect wholly-owned subsidiary of ours, sell, assign, transfer, lease or convey all or substantially all of its properties and assets to us, unless:

  •
  we are the surviving corporation or the corporation formed by or surviving such merger or consolidation or to which such sale, assignment, transfer, lease or conveyance has been made, if other than us, has expressly assumed by supplemental indenture all of our obligations under the indentures;

  •
  immediately after giving effect to such transaction, no default or event of default has occurred and is continuing;

  •
  we or the corporation formed by or surviving such merger or consolidation or to which such sale, assignment, transfer, lease or conveyance has been made (if other than us) would, on the date of such transaction after giving pro forma effect to the transaction and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, either:

  —
  be permitted to incur at least $1.00 of additional indebtedness pursuant to the fixed charge coverage ratio test set forth in the indenture; or

  —
  have a fixed charge coverage ratio that is equal to or greater than our fixed charge coverage ratio immediately prior to the consolidation, merger, sale, assignment, transfer, conveyance or other disposition; and

  •
  we deliver to the trustee an officers' certificate and an opinion of counsel, each stating that the supplemental indenture complies with the applicable indenture.

Events of Default, Notice and Waiver

        Unless an accompanying prospectus supplement states otherwise, the following shall constitute "events of default" under the indentures with respect to each series of debt securities:

  •
  we default for 30 consecutive days in the payment when due of interest on the debt securities;

  •
  we default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the debt securities;

  •
  our failure to observe or perform any other of our covenants or agreements with respect to such debt securities for 60 days after we receive notice of such failure;

  •
  except as permitted by the indenture, if debt securities are guaranteed, any guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any guarantor, or any person acting on behalf of any guarantor, shall deny, or disaffirm its obligations under its guarantee;

  •
  certain events of bankruptcy, insolvency or reorganization of B&G Foods; or

  •
  any other event of default provided with respect to securities of that series.

        Unless an accompanying prospectus supplement states otherwise, if an event of default with respect to any debt securities of any series outstanding under either of the indentures shall occur and be continuing, the trustee under such indenture or the holders of at least 25% (or at least 10%, in respect of a remedy (other than acceleration) for certain events of default relating to the payment of dividends) in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an event of default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity thereof.

        Any past default under either indenture with respect to debt securities of any series, and any event of default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such indenture, except in the case of (1) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (2) certain events of default relating to the payment of dividends.

        The trustee is required within 90 days after the occurrence of a default (which is known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default.

        The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the indentures at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under either indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series, provided that such direction shall not be in conflict with any rule of law or with the applicable indenture and the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

        No holder of a debt security of any series may institute any action against us under either of the indentures (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless (1) the holder has given to the trustee written notice of an event of default and of the continuance thereof with respect to the debt securities of such series specifying an event of default, as required under the applicable indenture, (2) the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such indenture shall have requested the trustee to institute such action and offered to the trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (3) the trustee shall not have instituted such action within 60 days of such request and (4) no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the debt securities of that series.

        We are required to furnish annually to the trustee statements as to our compliance with all conditions and covenants under each indenture.

Discharge, Defeasance and Covenant Defeasance

        We may discharge or defease our obligations under the indenture as set forth below, unless otherwise indicated in the applicable prospectus supplement.

        We or, if applicable, any guarantor may discharge certain obligations to holders of any series of debt securities issued under either the senior indenture or the subordinated indenture which have not already been delivered to the trustee for cancellation by irrevocably depositing with the trustee money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not previously delivered to the trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be, and we or, if applicable, any guarantor, have paid all other sums payable under the applicable indenture.

        If indicated in the applicable prospectus supplement, we, or, if applicable, the guarantors, may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series and all obligations with respect to guarantees in the case of guarantors (except in all cases as otherwise provided in the relevant indenture) ("legal defeasance") or (2) to be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series ("covenant defeasance"), upon the deposit with the relevant indenture trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to legal defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of legal defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant indenture. In addition, in the case of either legal defeasance or covenant defeasance, we shall have delivered to the trustee (1) if applicable, an officer's certificate to the effect that the relevant debt securities exchange(s) have informed us that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit and (2) an officer's certificate and an opinion of counsel, each stating that all conditions precedent with respect to such legal defeasance or covenant defeasance have been complied with.

        We may exercise our defeasance option with respect to such debt securities notwithstanding our prior exercise of our covenant defeasance option.

Modification and Waiver

        Under the indentures, unless an accompanying prospectus supplement states otherwise, we and the applicable trustee may supplement the indentures for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders. We and the applicable trustee may also modify the indentures or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the indenture. However, the indentures require the consent of each holder of debt securities that would be affected by any modification which would:

  •
  reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

  •
  reduce the principal of or change the fixed maturity of any debt security or, except as provided in any prospectus supplement, alter or waive any of the provisions with respect to the redemption of the debt securities;

  •
  reduce the rate of or change the time for payment of interest, including default interest, on any debt security;

  •
  waive a default or event of default in the payment of principal of or interest or premium, if any, on, the debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities and a waiver of the payment default that resulted from such acceleration);

  •
  make any debt security payable in money other than that stated in the debt securities;

  •
  make any change in the provisions of the applicable indenture relating to waivers of past defaults or the rights of holders of the debt securities to receive payments of principal of, or interest or premium, if any, on, the debt securities;

  •
  waive a redemption payment with respect to any debt security (except as otherwise provided in the applicable prospectus supplement);

  •
  except in connection with an offer by us to purchase all debt securities, (1) waive certain events of default relating to the payment of dividends or (2) amend certain covenants relating to the payment of dividends and the purchase or redemption of certain equity interests;

  •
  release any applicable guarantor from any of its obligations under its guarantee or the indenture, except in accordance with the indenture;

  •
  make any change to the subordination or ranking provisions of the indenture or the related definitions that adversely affect the rights of any holder; or

  •
  make any change in the preceding amendment and waiver provisions.

        The indentures permit the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the indenture which is affected by the modification or amendment to waive our compliance with certain covenants contained in the indentures.

Payment and Paying Agents

        Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.

        Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

        Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by us will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

        All moneys paid by us to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to us upon request, and the holder of such debt security thereafter may look only to us for payment thereof.

Denominations, Registrations and Transfer

        Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company, or DTC. In such case, each holder's beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC's records.

        A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder's name if:

  •
  we deliver to the trustee notice from DTC that it is unwilling or unable to continue to act as depository or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor depositary is not appointed by us within 120 days after the date of such notice from DTC;

  •
  we in our sole discretion determine that the debt securities (in whole but not in part) should be exchanged for definitive debt securities and deliver a written notice to such effect to the trustee; or

  •
  there has occurred and is continuing a default or event of default with respect to the debt securities.

        If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee's corporate office or at the offices of any paying agent or trustee appointed by us under the indentures. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.

Governing Law

        The indentures and debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to its principles of conflicts of laws.

Trustee

        The trustee or trustees under the indentures will be named in any applicable prospectus supplement.

Conversion or Exchange Rights

        The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock, preferred stock or other debt securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of shares of our common stock or other securities to be received by the holders of such series of debt securities to be adjusted.

DESCRIPTION OF WARRANTS

        The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we so indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement which includes this prospectus.

General

        We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities.

        We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into the warrant agreement with a warrant agent. Each warrant agent may be a bank that we select which has its principal office in the United States and a combined capital and surplus of at least $50,000,000. We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

        We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

  •
  the offering price and aggregate number of warrants offered;

  •
  the currency for which the warrants may be purchased, if not United States dollars;

  •
  if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

  •
  if applicable, the date on and after which the warrants and the related securities will be separately transferable;

  •
  in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency, if not United States dollars, in which, this principal amount of debt securities may be purchased upon such exercise;

  •
  in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

  •
  the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

  •
  the terms of any rights to redeem or call the warrants;

  •
  any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

  •
  the dates on which the right to exercise the warrants will commence and expire;

  •
  the manner in which the warrant agreement and warrants may be modified;

  •
  federal income tax consequences of holding or exercising the warrants;

  •
  the terms of the securities issuable upon exercise of the warrants; and

  •
  any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

        Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

  •
  in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

  •
  in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

        Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. Eastern Time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

        Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

        Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

        Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

        If a warrant holder exercises only part of the warrants represented by a single certificate, the warrant agent will issue a new warrant certificate for any warrants not exercised. Unless the prospectus supplement states otherwise, no fractional shares will be issued upon exercise of warrants, but we will pay the cash value of any fractional shares otherwise issuable.

        The exercise price and the number of shares of common stock for which each warrant can be exercised will be adjusted upon the occurrence of events described in the warrant agreement, including the issuance of a common stock dividend or a combination, subdivision or reclassification of common stock.

        Unless the prospectus supplement states otherwise, no adjustment will be required until cumulative adjustments require an adjustment of at least 1% in the exercise price. From time to time, we may reduce the exercise price as may be provided in the warrant agreement.

        Unless the prospectus supplement states otherwise, if we enter into any consolidation, merger, or sale or conveyance of our property as an entirety, the holder of each outstanding warrant will have the right to acquire the kind and amount of shares, other securities, property or cash receivable by a holder of the number of shares of common stock into which the warrants were exercisable immediately prior to the occurrence of the event.

Modification of the Warrant Agreement

        The warrant agreements may permit us and the warrant agent, if any, without the consent of the warrant holders, to supplement or amend the agreement in the following circumstances:

  •
  to cure any ambiguity;

  •
  to correct or supplement any provision which may be defective or inconsistent with any other provisions; or

  •
  to add new provisions regarding matters or questions that we and the warrant agent may deem necessary or desirable and which do not adversely affect the interests of the warrant holders.

DESCRIPTION OF UNITS

        We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or occurrence.

        The applicable prospectus supplement may describe:

  •
  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

  •
  any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

  •
  whether the units will be issued in fully registered or global form.

        The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depository arrangements relating to such units.

PLAN OF DISTRIBUTION

        We may sell the securities described in this prospectus through underwriters or dealers, through agents, or directly to one or more purchasers or through a combination of these methods. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

  •
  the name or names of any underwriters, if any, and if required, any dealers or agents;

  •
  the purchase price of the securities and the proceeds we will receive from the sale;

  •
  any underwriting discounts and other items constituting underwriters' compensation;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchange or market on which the securities may be listed.

        We may distribute the securities from time to time in one or more transactions at:

  •
  a fixed price or prices, which may be changed;

  •
  market prices prevailing at the time of sale;

  •
  varying prices determined at the time of sale related to such prevailing market prices; or

  •
  negotiated prices.

        Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

        If we use underwriters in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

        If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

        We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement.

        We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

        In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

        We may provide agents and underwriters with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

        In addition, we may enter into derivative transactions with third parties (including the writing of options), or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

        To facilitate an offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In those circumstances, such persons would cover such over-allotments or short positions by purchasing in the open market or by exercising the over-allotment option granted to those persons. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

RATIO OF EARNINGS TO FIXED CHARGES

        Our ratio of earnings to fixed charges for each of the five most recently completed fiscal years and any required interim periods will each be specified in a prospectus supplement or in a document we file with the SEC and incorporate by reference pertaining to the issuance, if any, by us of debt securities in the future.

LEGAL MATTERS

        The validity of the securities offered hereby will be passed upon by Dechert LLP, Philadelphia, Pennsylvania.

EXPERTS

        The consolidated financial statements and schedule of B&G Foods, Inc. and subsidiaries as of December 31, 2005 and January 1, 2005, and for each of the years ended December 31, 2005, January 1, 2005 and January 3, 2004, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended. In accordance with the Exchange Act, we file periodic reports, proxy statements and information statements and other information with the Securities and Exchange Commission.

        We have filed with the Securities and Exchange Commission, Washington, D.C. 20549, a registration statement on Form S-3 under the Securities Act with respect to the securities offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information with respect to our company and the securities offered hereby, reference is made to the registration statement and the exhibits and schedules filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete; reference is made in each instance to the copy of such contract or any other document filed as an exhibit to the registration statement. Each such statement is qualified in all respects by such reference to such exhibit.

        You may read and copy the registration statement, the related exhibits and the reports, proxy statements and other information we file with the SEC at the SEC's public reference facilities maintained by the SEC at 100 F Street, NE, Washington, DC 20549. You can also request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1.800.SEC.0330 for further information on the operation of the public reference rooms. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file with the SEC. The site's Internet address is www.sec.gov. B&G Foods' SEC filings are also available to the public, free of charge, from our website at www.bgfoods.com.

        We will furnish without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any and all of these filings (except exhibits, unless they are specifically incorporated by reference into this prospectus). Please direct any requests for copies to:

B&G Foods, Inc.
Four Gatehall Drive, Suite 110
Parsippany, NJ 07054
Attention: Corporate Secretary
Telephone: 973.401.6500
Fax: 973.630.6550

INCORPORATION BY REFERENCE

        The SEC allows us to incorporate by reference in this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus. We incorporate by reference in this prospectus the information contained in the following documents (other than any portions of the respective filings that were furnished under applicable SEC rules rather than filed):

  •
  our annual report on Form 10-K for the year ended December 31, 2005 filed on March 7, 2006;

  •
  our quarterly report on Form 10-Q for the quarter ended April 1, 2006 filed on April 27, 2006;

  •
  our quarterly report on Form 10-Q for the quarter ended July 1, 2006 filed on August 3, 2006;

  •
  our quarterly report on Form 10-Q for the quarter ended September 30, 2006 filed on November 1, 2006;

  •
  our current reports on Form 8-K filed on January 12, 2006, January 27, 2006, January 30, 2006, March 2, 2006, April 27, 2006, August 3, 2006, October 27, 2006 and November 1, 2006;

  •
  our definitive proxy statement on Schedule 14A filed on April 7, 2006; and

  •
  the description of our Enhanced Income Securities, and the shares of Class A Common Stock and Senior Subordinated Notes due 2016 represented thereby and the related subsidiary guarantees of the Senior Subordinated Notes due 2016 contained in our registration statement on Form 8-A (Registration No. 001-32316) filed on October 4, 2004, including any amendment or report filed for the purpose of updating such description.

        We are also incorporating by reference all other reports that we will file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of the respective filings that will be furnished under applicable SEC rules rather than filed) until all the shares of securities that may be offered under this prospectus are sold. The information that we file with the SEC after the date of this prospectus and prior to the completion of the offering of the securities under this prospectus will update and supercede the information contained in this prospectus and incorporated filings. You will be deemed to have notice of all information incorporated by reference in this prospectus as if that information was included in this prospectus.

        You may obtain copies of these documents from us, free of cost, by contacting us at the address or telephone number provided in "Where You Can Find More Information" immediately above.

$200,000,000
Enhanced Income Securities (EISs)
Common Stock
Preferred Stock
Debt Securities
Warrants
Units

PROSPECTUS

            , 2006

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

        The following table sets forth the estimated fees and expenses in connection with the shelf registration, issuance and distribution of $200,000,000 of securities registered under this registration statement, other than any underwriting discounts and commissions, all of which shall be borne by B&G Foods. All of such fees and expenses, except for the SEC registration fee, are estimated. The actual amounts of such fees and expenses will be determined from time to time.

Amount
SEC Registration Fee	$21,400
Accounting Fees and Expenses	50,000
Legal Fees and Expenses	150,000
Transfer Agent and Registrar Fees and Expenses	30,000
Printing and Engraving Expenses	100,000
Trustees Fees and Expenses	25,000
Miscellaneous Fees and Expenses	50,000

Total	$426,400

Item 15. Indemnification of Directors and Officers

        Under Section 145 of the Delaware General Corporation Law, B&G Foods may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of B&G Foods) by reason of the fact that such person is or was a director, officer, employee, or agent of B&G Foods, or is or was serving at the request of B&G Foods as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of B&G Foods, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

        In addition, under Section 145 B&G Foods may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of B&G Foods to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of B&G Foods, or is or was serving at the request of B&G Foods as a director, officer, employee or agent of B&G Foods, or is or was serving at the request of B&G Foods as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of B&G Foods and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to B&G Foods unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

        Section 145 also provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or defense of any claim issue or matter therein, such person shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by such person in connection therewith.

        Furthermore, Section 145 provides that nothing in the above-described provisions shall be deemed exclusive of any other rights to indemnification or advancement of expenses to which any person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

        Under Section 102(b)(7) of the Delaware General Corporation Law, B&G Foods may in its certificate of incorporation eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law (pertaining to certain prohibited acts including unlawful payment of dividends or unlawful purchase or redemption of the corporation's capital stock); or (iv) for any transaction from which the director derived an improper personal benefit.

        Our certificate of incorporation provides that our directors shall be entitled to the benefits of all limitations on the liability of directors generally permissible under Delaware law and that we shall indemnify all persons whom we are permitted to indemnify to the full extent permitted under Section 145 of the Delaware General Corporation Law.

        In addition, our bylaws provide for the indemnification of our directors and officers to the fullest extent permitted under Delaware law as in effect from time to time and by our certificate of incorporation.

        As permitted by our certificate of incorporation and bylaws, we have purchased and we maintain directors' and officers' liability insurance policies to insure our officers and directors against certain liabilities.

Item 16. Exhibits

Exhibit No.		Description
1.1	*	Form of underwriting agreement with respect to enhanced income securities (EISs), common stock, preferred stock, debt securities, warrants and/or units.
4.1	**	Amended and Restated Certificate of Incorporation of B&G Foods, Inc. (Filed as Exhibit 3.1 to B&G Foods' Current Report on Form 8-K filed on October 20, 2004, and incorporated by reference herein)
4.2	**	Amended and Restated Bylaws of B&G Foods, Inc. (Filed as Exhibit 3.2 to B&G Foods' Current Report on Form 8-K filed on October 20, 2004, and incorporated by reference herein)
4.3	**
Indenture, dated as of October 14, 2004, between B&G Foods, Inc. (f/k/a B&G Foods Holdings Corp.), BGH Holdings, Inc., Bloch & Guggenheimer, Inc., Heritage Acquisition Corp., Maple Grove Farms of Vermont, Inc., Ortega Holdings Inc., Polaner, Inc., Trappey's Fine Foods, Inc., William Underwood Company and The Bank of New York, as trustee, relating to the 12.0% Senior Subordinated Notes due 2016. (Filed as Exhibit 4.1 to B&G Foods' Current Report on Form 8-K filed on October 20, 2004, and incorporated by reference herein)

4.4	**	Form of 12.0% Senior Subordinated Note due 2016 (included in Exhibit 4.3).
4.5	**
Indenture, dated as of October 14, 2004, between B&G Foods, Inc. (f/k/a B&G Foods Holdings Corp.), BGH Holdings, Inc., Bloch & Guggenheimer, Inc., Heritage Acquisition Corp., Maple Grove Farms of Vermont, Inc., Ortega Holdings Inc., Polaner, Inc., Trappey's Fine Foods, Inc., William Underwood Company and The Bank of New York, as trustee, relating to the 8.0% Senior Notes due 2011. (Filed as Exhibit 4.3 to B&G Foods' Current Report on Form 8-K filed on October 20, 2004, and incorporated by reference herein)
4.6	**	Form of 8.0% Senior Note due 2011 (included in Exhibit 4.5).
4.7	**
Form of stock certificate for Class A common stock. (Filed as Exhibit 4.12 to Amendment No. 9 to Registration Statement on Form S-1 (file no. 333-112680) filed on October 7, 2004, and incorporated herein by reference)
4.8	**
Form of Global Enhanced Income Security certificate. (Filed as Exhibit 4.13 to Amendment No. 1 to Registration Statement on Form S-1 (file no. 333-112680) filed on March 31, 2004, and incorporated herein by reference)
4.9	*	Certificate of designations for preferred stock, if any.
4.10	*	Form of new senior indenture, if any, between the registrant and a trustee acceptable to the registrant.
4.11	*	Form of new subordinated indenture, if any, between the registrant and a trustee acceptable to the registrant.
4.12	*	Form of new debt securities, if any.
4.13	*	Form of warrant agreement and warrant certificate, if any.
4.14	*	Form of unit agreement and unit certificate, if any.
5.1	*	Opinion of Dechert LLP as to the legality of the securities being registered.
12.1	+	Statement Regarding Computation of Ratio of Earnings to Fixed Charges.
23.1	*	Consent of Dechert LLP.
23.2	+	Consent of KPMG LLP, independent registered public accounting firm.
24.1	+	Power of Attorney (included on signature pages to the registration statement).
25.1	**
Statement of Eligibility and Qualification of The Bank of New York on Form T-1, as Trustee for the Indenture governing the 12% Senior Subordinated Notes due 2016. (Filed as Exhibit 25.1 to Amendment No. 1 to Registration Statement on Form S-1 (file no. 333-112680) filed on March 31, 2004, and incorporated herein by reference)
25.2	**
Statement of Eligibility and Qualification of The Bank of New York on Form T-1, as Trustee for the Indenture governing the 8% Senior Notes due 2011. (Filed as Exhibit 25.2 to Amendment No. 1 to Registration Statement on Form S-1 (file no. 333-112680) filed on March 31, 2004, and incorporated herein by reference)
25.3	*	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amendment, of a trustee acceptable to the registrant, as trustee under any new senior indenture.

25.4	*	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amendment, of a trustee acceptable to the registrant, as trustee under any new subordinated indenture.

*
To the extent applicable, to be filed by an amendment or as an exhibit to a document filed under the Securities Exchange Act and incorporated by reference herein.

**
Incorporated herein by reference to the indicated filing.

+
Filed herewith.

Item 17. Undertakings

        (a)   The undersigned registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

  (i)
  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

    (ii)
    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

  (5)
  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (i)
  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

  (ii)
  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

  (iii)
  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

  (iv)
  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than a payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        (d)   The undersigned registrant hereby undertakes that:

    (1)
    For purposes of determining liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2)
    For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (e)   The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Parsippany, New Jersey, on the 8th day of December, 2006.

B&G FOODS, INC.
By:	/s/ DAVID L. WENNER David L. Wenner President and Chief Executive Officer
BGH HOLDINGS, INC. BLOCH & GUGGENHEIMER, INC. HERITAGE ACQUISITION CORP. MAPLE GROVE FARMS OF VERMONT, INC. ORTEGA HOLDINGS INC. POLANER, INC. WILLIAM UNDERWOOD COMPANY, INC.
By:	/s/ DAVID L. WENNER David L. Wenner President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David L. Wenner, Robert C. Cantwell and Scott E. Lerner, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and sign any registration statement (or amendment thereto) for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

B&G FOODS, INC.

Signature	Title	Date

/s/ DAVID L. WENNER David L. Wenner	President, Chief Executive Officer and Director (Principal Executive Officer)	December 8, 2006
/s/ ROBERT C. CANTWELL Robert C. Cantwell	Executive Vice President of Finance, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	December 8, 2006
/s/ STEPHEN C. SHERRILL Stephen C. Sherrill	Chairman of the Board of Directors	December 8, 2006
/s/ JAMES R. CHAMBERS James R. Chambers	Director	December 8, 2006
/s/ CYNTHIA T. JAMISON Cynthia T. Jamison	Director	December 8, 2006
/s/ DENNIS M. MULLEN Dennis M. Mullen	Director	December 8, 2006
/s/ ALFRED POE Alfred Poe	Director	December 8, 2006

BGH HOLDINGS, INC.

Signature	Title	Date

/s/ DAVID L. WENNER David L. Wenner	President, Chief Executive Officer and Director (Principal Executive Officer)	December 8, 2006
/s/ ROBERT C. CANTWELL Robert C. Cantwell	Executive Vice President of Finance, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	December 8, 2006

BLOCH & GUGGENHEIMER, INC.

Signature	Title	Date

/s/ DAVID L. WENNER David L. Wenner	President, Chief Executive Officer and Director (Principal Executive Officer)	December 8, 2006
/s/ ROBERT C. CANTWELL Robert C. Cantwell	Executive Vice President of Finance, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	December 8, 2006

HERITAGE ACQUISITION CORP.

Signature	Title	Date

/s/ DAVID L. WENNER David L. Wenner	President, Chief Executive Officer and Director (Principal Executive Officer)	December 8, 2006
/s/ ROBERT C. CANTWELL Robert C. Cantwell	Executive Vice President of Finance, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	December 8, 2006

MAPLE GROVE FARMS OF VERMONT, INC.

Signature	Title	Date

/s/ DAVID L. WENNER David L. Wenner	President, Chief Executive Officer and Director (Principal Executive Officer)	December 8, 2006
/s/ ROBERT C. CANTWELL Robert C. Cantwell	Executive Vice President of Finance, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	December 8, 2006

ORTEGA HOLDINGS INC.

Signature	Title	Date

/s/ DAVID L. WENNER David L. Wenner	President, Chief Executive Officer and Director (Principal Executive Officer)	December 8, 2006
/s/ ROBERT C. CANTWELL Robert C. Cantwell	Executive Vice President of Finance, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	December 8, 2006

POLANER, INC.

Signature	Title	Date

/s/ DAVID L. WENNER David L. Wenner	President, Chief Executive Officer and Director (Principal Executive Officer)	December 8, 2006
/s/ ROBERT C. CANTWELL Robert C. Cantwell	Executive Vice President of Finance, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	December 8, 2006

WILLIAM UNDERWOOD COMPANY

Signature	Title	Date

/s/ DAVID L. WENNER David L. Wenner	President, Chief Executive Officer and Trustee (Principal Executive Officer)	December 8, 2006
/s/ ROBERT C. CANTWELL Robert C. Cantwell	Executive Vice President of Finance, Chief Financial Officer and Trustee (Principal Financial and Accounting Officer)	December 8, 2006
/s/ SCOTT E. LERNER Scott E. Lerner	Trustee	December 8, 2006

EXHIBIT INDEX

Exhibit No.		Description
1.1	*	Form of underwriting agreement with respect to enhanced income securities (EISs), common stock, preferred stock, debt securities, warrants and/or units.
4.1	**	Amended and Restated Certificate of Incorporation of B&G Foods, Inc. (Filed as Exhibit 3.1 to B&G Foods' Current Report on Form 8-K filed on October 20, 2004, and incorporated by reference herein)
4.2	**	Amended and Restated Bylaws of B&G Foods, Inc. (Filed as Exhibit 3.2 to B&G Foods' Current Report on Form 8-K filed on October 20, 2004, and incorporated by reference herein)
4.3	**
Indenture, dated as of October 14, 2004, between B&G Foods, Inc. (f/k/a B&G Foods Holdings Corp.), BGH Holdings, Inc., Bloch & Guggenheimer, Inc., Heritage Acquisition Corp., Maple Grove Farms of Vermont, Inc., Ortega Holdings Inc., Polaner, Inc., Trappey's Fine Foods, Inc., William Underwood Company and The Bank of New York, as trustee, relating to the 12.0% Senior Subordinated Notes due 2016. (Filed as Exhibit 4.1 to B&G Foods' Current Report on Form 8-K filed on October 20, 2004, and incorporated by reference herein)
4.4	**	Form of 12.0% Senior Subordinated Note due 2016 (included in Exhibit 4.3).
4.5	**
Indenture, dated as of October 14, 2004, between B&G Foods, Inc. (f/k/a B&G Foods Holdings Corp.), BGH Holdings, Inc., Bloch & Guggenheimer, Inc., Heritage Acquisition Corp., Maple Grove Farms of Vermont, Inc., Ortega Holdings Inc., Polaner, Inc., Trappey's Fine Foods, Inc., William Underwood Company and The Bank of New York, as trustee, relating to the 8.0% Senior Notes due 2011. (Filed as Exhibit 4.3 to B&G Foods' Current Report on Form 8-K filed on October 20, 2004, and incorporated by reference herein)
4.6	**	Form of 8.0% Senior Note due 2011 (included in Exhibit 4.5).
4.7	**
Form of stock certificate for Class A common stock. (Filed as Exhibit 4.12 to Amendment No. 9 to Registration Statement on Form S-1 (file no. 333-112680) filed on October 7, 2004, and incorporated herein by reference)
4.8	**
Form of Global Enhanced Income Security certificate. (Filed as Exhibit 4.13 to Amendment No. 1 to Registration Statement on Form S-1 (file no. 333-112680) filed on March 31, 2004, and incorporated herein by reference)
4.9	*	Certificate of designations for preferred stock, if any.
4.10	*	Form of new senior indenture, if any, between the registrant and a trustee acceptable to the registrant.
4.11	*	Form of new subordinated indenture, if any, between the registrant and a trustee acceptable to the registrant.
4.12	*	Form of new debt securities, if any.
4.13	*	Form of warrant agreement and warrant certificate, if any.
4.14	*	Form of unit agreement and unit certificate, if any.
5.1	*	Opinion of Dechert LLP as to the legality of the securities being registered.
12.1	+	Statement Regarding Computation of Ratio of Earnings to Fixed Charges.
23.1	*	Consent of Dechert LLP.

23.2	+	Consent of KPMG LLP, independent registered public accounting firm.
24.1	+	Power of Attorney (included on signature pages to the registration statement).
25.1	**
Statement of Eligibility and Qualification of The Bank of New York on Form T-1, as Trustee for the Indenture governing the 12% Senior Subordinated Notes due 2016. (Filed as Exhibit 25.1 to Amendment No. 1 to Registration Statement on Form S-1 (file no. 333-112680) filed on March 31, 2004, and incorporated herein by reference)
25.2	**
Statement of Eligibility and Qualification of The Bank of New York on Form T-1, as Trustee for the Indenture governing the 8% Senior Notes due 2011. (Filed as Exhibit 25.2 to Amendment No. 1 to Registration Statement on Form S-1 (file no. 333-112680) filed on March 31, 2004, and incorporated herein by reference)
25.3	*	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amendment, of a trustee acceptable to the registrant, as trustee under any new senior indenture.
25.4	*	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amendment, of a trustee acceptable to the registrant, as trustee under any new subordinated indenture.

*
To the extent applicable, to be filed by an amendment or as an exhibit to a document filed under the Securities Exchange Act and incorporated by reference herein.

**
Incorporated herein by reference to the indicated filing.

+
Filed herewith.

QuickLinks

TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
THE COMPANY
USE OF PROCEEDS
RISK FACTORS
GENERAL DESCRIPTION OF THE SECURITIES WE MAY OFFER
DESCRIPTION OF CAPITAL STOCK
DESCRIPTION OF ENHANCED INCOME SECURITIES (EISS)
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF WARRANTS
DESCRIPTION OF UNITS
PLAN OF DISTRIBUTION
RATIO OF EARNINGS TO FIXED CHARGES
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION BY REFERENCE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
SIGNATURES AND POWER OF ATTORNEY
B&G FOODS, INC.
BGH HOLDINGS, INC.
BLOCH & GUGGENHEIMER, INC.
HERITAGE ACQUISITION CORP.
MAPLE GROVE FARMS OF VERMONT, INC.
ORTEGA HOLDINGS INC.
POLANER, INC.
WILLIAM UNDERWOOD COMPANY
EXHIBIT INDEX